Registration No. 333-_______



                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                    __________________________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                    __________________________________


                       UNITED HEALTHCARE CORPORATION
          (Exact name of registrant as specified in its charter)

     Minnesota                                    41-1321939
(State or other jurisdiction of (I.R.S.Employer Identification No.) incorporation or organization)

                              300 Opus Center
                            9900 Bren Road East
                       Minnetonka, Minnesota  55343
       (Address of Principal Executive Offices, including Zip Code)


                       UNITED HEALTHCARE CORPORATION
                     1993 EMPLOYEE STOCK PURCHASE PLAN,
                     AS AMENDED THROUGH MARCH 15, 1996
                         (Full title of the plan)


                             BRIGID M. SPICOLA
             Assistant General Counsel and Assistant Secretary
                       United HealthCare Corporation
                              300 Opus Center
                            9900 Bren Road East
                       Minnetonka, Minnesota  55343
                              (612) 936-1300
         (Name, address and telephone number of agent for service)


                                 Copy to:
                           DAVID J. LUBBEN, ESQ.
                           Dorsey & Whitney LLP
                          Pillsbury Center South
                            220 S. Sixth Street
                       Minneapolis, Minnesota 55402

                    __________________________________


                      CALCULATION OF REGISTRATION FEE


                                          Proposed
Title of                  Proposed        Maximum
Securities     Amount     Maximum         Aggregate    Amount of
to be          to be      Offering Price  Offering     Registra-
Registered     Registered Per Share*      Price*       tion Fee*
Common Stock   4,000,000  $52.625         $210,500,000 $72,586.21
($.01 par
value)


*Estimated solely for the purpose of determining the registration fee in accordance with Rules 457(h) and (c). The proposed maximum offering price is based upon the average of the high and low sales prices of the Company's Common Stock as reported on the NYSE on May 28, 1996.

     The information required to be filed in this registration statement is incorporated herein by reference to the information contained in the registration statement on Form S-8 (File No. 33-68158) filed with the Securities and Exchange Commission on August 27, 1993.

                                  PART II


                             ITEM 8.  EXHIBITS

Exhibit Number                Description

      5             Opinion of counsel

   23.1             Consent of Arthur Andersen LLP

   23.2             Consent of counsel (included in Exhibit 5 above)

   24               Power of Attorney

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on this 31st day of May, 1996.


                              UNITED HEALTHCARE CORPORATION


                              By /s/ William W. McGuire
                                 ----------------------
                                   William W. McGuire, M.D.
                                   President and Chief Executive
                                   Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities indicated on the 31st day of May, 1996.


 /s/William W. McGuire
- ----------------------                      Chairman, President, Chief
William W. McGuire, M.D.                       Executive Officer
                                               and Director
                                            (principal executive officer)

 /s/David P. Koppe
- --------------------                        Chief Financial Officer
David P. Koppe                              (principal financial officer)
- -------------------                         Director
William C. Ballard, Jr.

        *
- -------------------                         Director
Richard T. Burke

        *
- -------------------                         Director
Thomas H. Kean

        *
- -------------------                         Director
James A. Johnson

        *
- -------------------                         Director
Douglas W. Leatherdale

        *
- ------------------                          Director
Elizabeth J. McCormack

        *
- ------------------                          Director
William G. Spears


- ------------------                          Director
Gail R. Wilensky

        *
- ------------------                         Director
Kennett L. Simmons


*By: /s/William W. McGuire
     ---------------------
      William W. McGuire, M.D.
      As Attorney-In-Fact

EXHIBIT INDEX




Exhibit Number Description

5              Opinion of counsel

23.1           Consent of Arthur Andersen LLP

23.2           Consent of counsel (included in Exhibit 5)

24             Power of Attorney